Investor Update

As of May 31, 2019

Distribution Rate[1]	**6.8%**

Portfolio at-a-Glance

As of April 30, 2019

Total Market Capitalization[2]	**$4.7 billion**

Size of Portfolio

Properties	**101**
Buildings	**124**
Square Feet	**27.2 million**
Leased	**96.8%**
Remaining Average Lease Term	**Approximately 7.5 years**
Average Annual Rental Increase[3]	**2.1%**
Investment Grade Percentage	**65.2%**
Current Average Debt Rate[4]	**3.8%**

June 14, 2019

Dear Fellow Shareholder,



Kevin A. Shields
Executive Chairman and Chairman of the Board
Griffin Capital Essential Asset REIT II, Inc.

This has been, and will continue to be, a very exciting time in the lifecycle of the Griffin Capital Essential Asset REIT II, Inc. ("GCEAR II"). As you are aware, Griffin Capital Real Estate Company, LLC ("GRECO," the former external advisor to both GCEAR II and the Griffin Capital Essential Asset REIT, Inc., "GCEAR") merged into GCEAR, which was immediately accretive to that REIT. Subsequently, our shareholders of both entities overwhelmingly voted to approve the merger of GCEAR (which included GRECO) and GCEAR II and the GCEAR II shareholders also approved a 'springing' New York Stock Exchange-style charter such that, should market conditions warrant, we could list the merged entities on a national exchange expeditiously without the need for another lengthy proxy process.

We announced the merger of GCEAR into GCEAR II April 30, 2019 and recently changed the name of GCEAR II to GCEAR (we dropped the "II"). The resulting combined entity represents 101 properties with 124 buildings totaling 27.2 million square feet of space and a gross asset value exceeding $4.7 billion. The weighted average remaining lease term is 7.5 years and approximately two-thirds of the net rental income paid to the REIT is generated from investment grade-rated tenants. ***The current annual distribution rate approximates 6.8[1] percent which is 470 basis points in excess of the 10-year U.S. Treasury Bond.***

1. Distribution rate varies amongst share classes based on differences in the net asset value per share for each respective class. The distribution rate of 6.8% is based on the annualized gross distribution accrued, as a percentage of the REIT's aggregate net asset value per share.
2. Total market capitalization includes the outstanding debt balance (excluding deferred financing costs and premium/discounts), plus total outstanding shares multiplied by the NAV per share for each respective share class. Total outstanding shares includes limited partnership units issued and shares issued pursuant to the DRP, net of redemptions.
3. Weighted average rental increase is based on the remaining term of the lease at acquisition date. Rental increase may differ based on the full lease term, which is from the original commencement date.
4. The current weighted average debt rate excludes the effect of deferred financing costs.

Significant portfolio diversification, outstanding credit dynamics and a very healthy risk-adjusted return make GCEAR, in my estimation, a solid investment alternative. I do not make that statement passively as I am, and have been since inception, a significant shareholder in the REIT.

As we think about the near-term future of GCEAR, we are excited to re-enter the public, non-listed REIT market with a $4.7 billion single-tenant, net-lease REIT focused on essential corporate operating assets (major corporate headquarters and principle distribution facilities). We are confident in our ability to raise capital given our current positive operating metrics, our focus on a single asset class (net lease), and our objective to stage a future liquidity event (be it a listing or sale). Furthermore, following the GRECO merger that created significant cost savings to the REIT, GCEAR is internally managed by an outstanding management team dedicated entirely to dispatching the business plan of the REIT with no outside conflicts.

As we prepare to re-launch GCEAR into the market with shares that report a Net Asset Value (NAV) daily, we thought it prudent to first offer to tender up to $100 million of share value should investors require immediate liquidity. I understand and appreciate that each shareholder in GCEAR has been invested for more than five years and the longest duration investor, such as myself, has been invested for nearly a decade. Despite the outstanding return profile, strong credit quality and coverage, things change and the desire for liquidity is circumstantial. As such, we provided for some liquidity for those seeking to redeem – though I am hard pressed to identify other investment alternatives in this ultra-low interest rate environment that provide as robust a risk-adjusted return as that available in GCEAR.

The tender process commenced May 6 and ended June 10. Pursuant to SEC rules, when staging a tender offer with multiple share classes such as ours, we were required to allocate specific amounts of shares to each share class, which we chose to do ratably based on shares outstanding per class. Exhibit A illustrates the results of the tender tabulated by share class. Please be aware if you were unable to fully redeem during the tender process, all shareholders now have the ability to participate in our Share Redemption Program (SRP) where, each quarter, five percent of the aggregate NAV of GCEAR can be redeemed – thereby providing our shareholders ample liquidity going forward.

I am confident in the full benefits GCEAR has to offer, which, when combined with our current monthly distributions approximating 6.8 percent per annum based upon the current net asset value per share, you will conclude, as I have concluded, GCEAR is an excellent fund in which to remain invested.

Sincerely,

Kevin A. Shields
Executive Chairman and Chairman of the Board
Griffin Capital Essential Asset REIT II, Inc.

EXHIBIT A

Griffin Capital Essential Asset REIT II, Inc.
Tender Offer Results By Share Class

June 10, 2019

Share Class	Class A	Class AA	Class AAA	Class T	Class S	Class D	Class I	Class E	Total
Former Share Class	EAII Class A	EAII Class T	EAII Class I	NAV REIT Share Classes Still in Effect				EA Class A	
Tender Availability	$9,999,999	$19,699,996	$499,998	$100,000	$100,003	$99,996	$499,998	$68,999,998	$99,999,987
Amount Requested	$26,713,094	$25,612,436	$228,281	—	—	—	—	$238,990,709	$291,544,520
(Excess)/ Tendered Surplus	($16,713,095)	($5,912,441)	$271,716	$100,000	$100,003	$99,996	$499,998	($169,990,711)	($191,544,533)
Percent Fulfilled	37.4%	76.9%	100.0%	N/A	N/A	N/A	N/A	28.9%	33.9%
Current Annual Distribution per Share[1]	$0.65	$0.65	$0.65	$0.65	$0.65	$0.65	$0.65	$0.65	$0.65
Current Net Asset Value per Share[2]	$9.54	$9.54	$9.54	$9.64	$9.64	$9.63	$9.63	$9.55	$9.55
Relative distribution rate per NAV per Share (Net)[3]	6.81%	6.81%	6.81%	5.74%	5.74%	6.50%	6.75%	6.81%	6.81%

Note: Pursuant to the merger of GCEAR into GCEAR II, the Class E shareholders received 1.04807 shares of GCEAR II for each share of GCEAR and, as such, the exchange-equivalent NAV per Share is $10.01.

1. The board of directors has declared cash and stock distributions of which $.55 is paid in cash and $.10 is paid in stock.
2. As of June 12, 2019.
3. Distribution rate for Class T, S and D shares reflect accrual of distribution fees at an annualized rate of 1%, 1% and .25%, respectively, which is deducted from the cash portion of the distribution for the respective share class.

PORTFOLIO AT-A-GLANCE AS OF APRIL 30, 2019

INDUSTRY DIVERSIFICATION[1]

- Consumer Goods 14.2%
- Insurance 8.7%
- Health Care Equipment & Services 7.9%
- Consumer Services 7.6%
- Diversified Financials 7.3%
- Telecommunication Services 7.2%
- Retailing 6.8%
- Technology Hardware & Equipment 6.5%
- Energy 5.7%
- Consumer Durables & Apparel 5.3%
- Utilities 4.8%
- Software & Services 4.5%
- Banks 4.3%
- All Others 9.2%[2]



1. Based on 2016 Global Industry Classification Standard (GICS). Tenant business diversity percentages are based on annualized net rents. Our five largest tenants/properties, based on net rental revenue for the 12-month period subsequent to April 30, 2019 were General Electric Company (approximately 3.9%), Wood Group USA (approximately 3.4%), Southern Company Services, Inc. (approximately 3.1%), American Express Travel Related Services Company, Inc. (approximately 3.0%), and LPL Holdings, Inc (approximately 2.9%).
2. Consists of revenue concentration by industry less than 2.0% as follows: Materials (approximately 1.9%), Commercial & Professional Services (approximately 1.7%), Media (approximately 1.5%), Transportation (approximately 1.1%), Food, Beverage & Tobacco (approximately 1.1%), Pharmaceuticals, Biotechnology & Life Sciences (approximately 1.0%), Automobiles & Components (approximately 0.8%), Real Estate (approximately 0.1%).
3. All others account for less than 3.0% of total net rent for the 12-month period subsequent to April 30, 2019 on an individual basis.

PROPERTY TYPE


Office
83.2%
Industrial
16.8%

GEOGRAPHIC DIVERSIFICATION


California 11.5%
Ohio 10.6%
Texas 10.5%
Arizona 8.6%
Illinois 8.3%
Georgia 7.4%
Colorado 6.1%
New Jersey 5.7%
South Carolina 4.0%
North Carolina 4.0%
Florida 3.7%
Alabama 3.1%
All Others 16.5%[3]

TENANT CREDIT CONCENTRATION


Investment Grade
65.2%
Unrated Credit
3.8%
Sub-Investment Grade
31.0%

PORTFOLIO AS OF APRIL 30, 2019

AT&T Wireless | WA
500 Rivertech | WA
Comcast Corporation | WA
Honeywell Mobility & Scanning | WA
NIKE | OR
NETGEAR | CA
Restoration Hardware | CA
SoftBank/TiVo | CA
Bank of America I | CA
Bank of America II | CA
BT Infonet | CA
Fox Head | CA
HealthNet of California | CA
IGT | NV
MGM Resorts International | NV
American Express Service Ctr. | AZ
American Express Travel Related Services | AZ
Cigna Corporation | AZ
Waste Management of Arizona | AZ
Avnet | AZ
Aetna Life Insurance Co | AZ
McKesson | AZ
Allstate | CO
Comcast Cable Holdings | CO
DigitalGlobe | CO
Zoom | CO
East Village | CO
CenturyLink | CO
Aetna | TX

CHRISTUS Health | TX
T-Mobile West/Conifer | TX
DynCorp International | TX
Heritage Commons IV | TX
NEC Corporation | TX
Schlumberger Tech. Corp. | TX
Baker Hughes, a GE company | TX
Wood Group USA | TX
Westway One | TX
Wood Group USA | TX
Hopkins Manufacturing Company | KS
Farmers Insurance Exchange | KS
ABB | MO
TALX/Equifax | MO
Equifax | MO
United HealthCare Services | MO
Fidelity Information Services | WI
3M | IL
Chicago Bridge & Iron | IL
2200 Channahon Road | IL
2275 Cabot Drive | IL
Nokia | IL
ACE Hardware | IL
Zeller Plastik | IL
Zebra Technologies | IL
CF Industries | IL
MISO | IN
GE Electric Company | OH
Community Insurance | OH

Dohmen Life Science Service | OH
Northrop Grumman | OH
FedEx Freight | OH
IBM | OH
American Showa | OH
Qwest Communications, a CenturyLink, Inc. company | OH
JP Morgan Chase | OH
Exel | OH
Amazon.com | OH
Altas Copco | MI
Roush Industries | MI
HealthSpring | TN
Southern Company | AL
Humana | FL
Parallon Business Perf. Group | FL
Samsonite Distribution Ctr. | FL
Quaker Sales & Distributions | FL
Hyundai | GA
State Farm Mutual Auto Insurance Co. | GA
Floor & Decor/Consolidated Container | GA
General Electric | GA
Shaw Industries | GA
Huntington Ingalls | VA
South Lake at Dulles | VA
Owens Corning | NC
Toshiba Global Commerce Solutions | NC


at&t
COMCAST
NIKE
zoom
3M
ACE Hardware
FedEx. Freight
JPMorganChase
amazon.com
General Electric
United Technologies
NETGEAR
Cigna.
SoftBank
McKESSON
Allstate. You're in good hands
T-Mobile
Schlumberger
UnitedHealthcare
Humana.

United Technologies Corp. | NC

The Vanguard Group | NC

Wells Fargo Bank | NC

Renfro Corporation | SC

WABCO | SC

LPL Financial | SC

Leidos | MD

Administrative Offices of Pennsylvania Courts | PA

J.G. Wentworth | PA

Westinghouse Electric Company | PA

TransDigm Group | NJ

30 Independence Blvd. | NJ

Wyndham Hotels & Resorts | NJ

Wyndham Destinations | NJ

Zoetis | NJ

Rapiscan Systems | MA

ENDNOTES

1. There is no guarantee our properties will remain 100% leased.
2. Weighted average rental increase is based on the remaining term of the lease at acquisition date. Rental increase may differ based on the full lease term, which is from the original commencement date.
3. Current period debt rate includes the effect of interest rate swaps and excludes the effect of deferred financing costs.
4. Total capitalization includes the outstanding debt balance, plus total equity raised in our public offerings and shares issued pursuant to the Distribution Reinvestment Plan (DRP), net of redemptions. Total capitalization includes the outstanding debt balance plus total outstanding common shares and limited partnership units at December 31, 2018 multiplied by our net asset value of $9.62 per share, which would be $1.2 billion.
5. Investment-grade descriptions are those of either tenants and/or guarantors with investment-grade ratings or whose non-guarantor parent companies have investment-grade credit ratings or what management believes are generally equivalent ratings. Of the 75.8% net rent, 64.0% is from Nationally Recognized Statistical Rating Organization (NRSRO) credit rating, with the remaining 11.8% being from non-NRSROs, but having a rating that we believe is generally equivalent to an NRSRO investment grade rating. Bloomberg's default risk rating is one example of a non-NRSRO rating.
6. Based on the 2016 Global Industry Classification Standard (GICS).
7. Consists of revenue concentration by industry less than 3.5% as follows: Insurance (3.5%) and Automobiles & Components (1.5%).

GRIFFIN CAPITAL ESSENTIAL ASSET REIT

1520 E. Grand Avenue
El Segundo, CA 90245

310.469.6100
www.gcear.com

IMPORTANT RISK DISCLOSURES

An investment in Griffin Capital Essential Asset REIT II, Inc. involves a high degree of risk and there can be no assurance that the investment objectives of this program will be attained. Some of the risks associated with our offerings include the following: no public trading market currently exists for our shares; it may be difficult to sell your shares, and if you do, it will likely be at a substantial discount; the purchase and redemption price for shares of our common stock is based on the NAV of each class of common stock; we must depend on our advisor to conduct our operations; we will pay substantial fees and expenses to our advisor; there are substantial conflicts of interest among us and our sponsor, advisor, dealer manager and property manager; we may use substantial debt to acquire our properties; we may fail to continue to qualify as a Real Estate Investment Trust; our share redemption program is subject to available liquidity and other significant restrictions and we may amend, suspend or terminate the share redemption program at any time; a portion of the offering proceeds may be used to redeem or repurchase our shares; and future distribution declarations are at the sole discretion of the board of directors and are not guaranteed. We may fund a portion of our distributions from offering proceeds or from borrowings in anticipation of future cash flows, some or all of which may be a return of capital.